                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT
                              --------------------


     This Employment Agreement ("Agreement") is hereby made and entered into this 11th day of December, 1995, (the "Effective Date") by and between Diversified Specialists, Inc, a Texas corporation, whose principal business address is 1100 West Sam Houston Parkway, Houston, Texas 77043 (hereinafter referred to as "Employer" or "Company"), and Richard R. Neitz, an individual residing at 7003 Elm Trace Drive, Sugar Land, Texas 77479 (hereinafter referred to as "Employee").

                              W I T N E S S E T H:
                              -------------------

                                   ARTICLE 1

                                    GENERAL
                                    -------

     1.1  Employment.  The Employer hereby employs Employee and Employee hereby
          -----------
accepts such employment with the Employer upon the terms and conditions hereinafter set forth, Employee shall perform such duties and responsibilities and exercise such powers for the Employer as may from time to time be assigned or delegated to him by the Employer including such duties as may be customary for a President and Chief Operating Officer in the toy manufacturing and marketing industry. Employee acknowledges that the Company shall be dependent upon the Employee for its continued ongoing business operations and that the provisions hereof are necessary for the successful conduct of the business and affairs of the Company.

     1.2  Position.  Employee shall be employed in the capacity and hold the
          ---------
position of President and Chief Operating Officer. In such capacity, Employee agrees to, at all times, exercise his best efforts for the benefit of the Company and to thereby undertake to use and implement the management, organizational, intellectual, technical and other skills of Employee to the best of his ability on the Company's behalf. Employee shall be responsible to and report to the Chief Executive Officer of the Company.

     1.3  Term.  Subject to the provisions provided for and relating to
          -----
termination set forth herein, the term of Employee's employment, pursuant to this Agreement, shall be for a period beginning on the date hereof and ending in January 31, 2000, (said period being hereinafter referred to as the "Employment Term").

                                   ARTICLE 2

                           REMUNERATION AND BENEFITS
                           -------------------------

     2.1  Base Salary.  For all services rendered by Employee during the
          ------------
Employment Term, the Employer shall pay to Employee a salary of Two Hundred Twenty-Five Thousand Dollars ($225,000) per year ("Base Salary") during the Employment Term. Employee's Base Salary may be raised during the Employment Term at the discretion of the Board of Directors of Employer.

     The Base Salary shall begin to accrue and be paid on the Effective Date of this Agreement and shall be distributed in semi-monthly installments in arrears through the Employment Term. For any period during which the Base Salary is unpaid the Base Salary shall accrue.

     2.2  Performance Bonus.  Employee may become entitled hereinafter to
          ------------------
receive a performance bonus ("Performance Bonus") based on the Company's "Pre Tax Income" (as defined below) for each full fiscal year in which the Employee was employed by the Company commencing with the fiscal year ended January 31, 1997, and ending with the fiscal year ended January 31, 2000. Performance Bonus for the Employee shall be calculated based on the Pre Tax Income of the Company. For each fiscal year beginning with the fiscal year ended January 31, 1997, during the term of this Agreement Employee shall be entitled to a Performance Bonus for each such fiscal year in which the Pre Tax Income exceeds $5,800,000.00. The Performance Bonus for any such fiscal year shall be equal to two percent (2%) of the total Pre Tax Income provided Pre Tax Income exceeds $5,800,000.00. Payment of the Performance Bonus, if any, is due thirty (30) days after completion of the Company's audited financial statements or upon determination in writing by the Company's Independent accountants of the "Pre Tax Income" of the Company, whichever is sooner.

     In the event the "Pre Tax Income" of the Company is less than $5,800,000.00 during any fiscal year during the Employment Term, no Performance Bonus will be earned or paid to Employee for any such fiscal year.

     For purposes of this Agreement, "Pre Tax Income" shall be computed on a consolidated basis (defined as the Company's U.S. and Hong Kong companies operations and including additional acquisitions made by the Company of similar toy companies or businesses related to the business of the Company and consolidated with the Company) by the Company's independent accountants in accordance with generally accepted accounting principles for each fiscal year end of the Company by reducing the sales of the Company by its cost of goods sold, operating expenses, general, selling and administrative expenses, interest, amortization, depreciation and other non-cash expense and not including income taxes. "Pre Tax Income" shall be determined by the Company's independent accountants and shall be binding on all parties.

     2.3  Benefits.  Employee may be eligible to participate in any and all
          ---------
benefit plans which Employer may from time to time make generally available to all employees of the Company, however, the extent to which Employee shall be entitled to participate in such benefit plans shall be determined at the sole discretion of the Company's Board of Directors. Employee shall be entitled to medical insurance in such manner as commensurate with the Company's existing medical insurance.

     2.4  Extent of Service.  During the Employment Term, Employee agrees to
          ------------------
devote such reasonable business time, attention, energy and efforts to further the business of the Employer consistent with services performed by a President and Chief Operating Officer of a toy manufacturing and marketing company. Further, during the Employment Term, Employee shall not be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities as set forth herein. However, the foregoing limitations shall not be construed as prohibiting Employee from making personal investments in any business enterprise not competitive with that of Employer in such form or manner as will neither require his services in the operating and affairs of enterprises in which such investments are made nor otherwise violate the terms hereof, or investing in toy companies that are "publicly traded" companies.

     2.5  Offices.  The Employer shall provide office space for the Employee,
          -------
said arrangement to include provisions for secretarial and other support services necessary to the maintenance and operating of such office and the performance of Employee's duties.

     2.6  Expense Allowance.  The Employer shall promptly reimburse Employee for
          -----------------
all approved deductible business expenses reasonably incurred in the performance of his duties, including reasonable expenditures for entertainment. Upon approval of the Board of Directors Employee may from time to time receive advances necessary to cover deductible business expenses and shall promptly file necessary expense reports to substantiate such advances.

     2.7  Vacations and Holidays.  Employee shall be entitled to three (3) weeks
          ----------------------
vacation in accordance with Employer policies established by the Board of Directors, as well as those public holidays duly observed by the Employer, however, no more than two (2) weeks vacation shall be taken at one time.

     2.8  Life Insurance.  Employee shall be provided individual life insurance
          --------------
and disability insurance coverage with benefits at least equal to those presently in force on the existing group life and health insurance coverages for all employees.

     2.9  Business Travel.  Employee shall be entitled to travel portal to
          ---------------
portal via first class on all international travel performed for the Company. Employee shall be allowed to have his spouse accompany him on first class on one trip each year to the Far East at the Company's expense.

                                   ARTICLE 3

                                  TERMINATION
                                  -----------

     3.1  Death.  In the event of the Employee's death during the Employment
          -----
Term, the Employer shall pay to Employee's executor(s), administrator(s) or personal representative(s) an amount equal to the installment of his Base Salary payable for the month in which he dies and for no period thereafter. Employer shall pay any Performance Bonus due as required in Section 2.2, if such Performance bonus has been earned by Employee. In the event of Employee's death prior to the completion of a fiscal year during the Employment Term, Employee's estate shall be entitled to a pro rated Performance Bonus based on the portion of the fiscal year in which Employee was actually employed prior to his death. Employer shall have no other liabilities or other obligations of any kind or character under this Agreement to Employee's executor(s), administrator(s) or personal representative(s) except such accrued benefits that Employee is entitled at the time of death.

     It is expressly understood and agreed that the Company may maintain Key Man Term Life Insurance for the benefit of the Company on the life of Employee. Additionally, the Company may maintain such other life insurance for the benefit of Employer, the Company's shareholders, as from time to time the Board of Directors of the Company deems reasonable and appropriate.

     Upon the death of the Employee, all employee benefits accrued for the benefit of the Employee shall be distributed in accordance with the provisions set forth in the plan agreement or arrangement providing the applicable benefits and otherwise distributed in accordance with applicable laws.

     3.2  Disability, Failure to Perform Duties.  In the event of the Employee's
          -------------------------------------
failure to perform his duties for a continuous period equal to or in excess of ninety (90) consecutive days during the Employment Term by reason of some illness or disability, the Employer shall have the option to terminate this Agreement by giving thirty (30) days written notice of termination to Employee. Upon such notice of termination, the Employer shall pay to Employee an amount equal to the installments of his Base Salary payable up to the time this Agreement is terminated with no further obligations regarding the Base Salary, and shall distribute all accrued employee benefits, as of the date of termination, to Employee in accordance with the provision of the plan, agreement or arrangement giving rise to the applicable benefits. Upon the termination of this Agreement as a result of such "disability", Employer shall have no other liabilities or obligations of any kind or character to the Employee under this Agreement, except Employee shall be entitled to a prorated Performance bonus based on a portion of the fiscal year in which Employee was employed prior to notification of termination pursuant to this Section 3.2 hereof.

     3.3  By Employer for Cause.  An Employee may be terminated "for cause" if
          ---------------------
Employee after thirty (30) days written notice to Employee specifying the details of Employee's default of his obligations under this Paragraph and the actions necessary to cure such default, Employee fails to cure such "cause." "For cause" shall be if Employee

          (a) intentionally and willfully neglects the performance of his duties established by the Board of Directors which he is reasonably required to perform under the terms of this Agreement to the economic detriment of the Company; or

          (b) intentionally and willfully fails or refuses in the opinion of the Board of Directors to comply with the reasonable policies, standards and regulations of the Company which from time to time may be established;

          (c) is convicted of committing a felony against the Company; or

          (d) the material breach by Employee of any of the terms and conditions of this Agreement.

     Upon such determination, the Employer may, at its option, terminate this Agreement by giving thirty (30) days written notice of such termination to Employee, without prejudice to any other remedy to which the Employer may be entitled either at law or in equity, or under this Agreement. In such event, any of the obligations of the employer under this Agreement shall be terminated as of the date given in the notice of termination referred to hereinabove, following payment by the Employer to Employee of that portion of the Base Salary then accrued, due and owing in accordance with Section 2.1 hereof and a pro rated Performance bonus based on a portion of the fiscal year prior to the time Employee was terminated hereunder. Notwithstanding the foregoing, in the event that Employee is terminated "for cause" based on actions of the Employee to the material economic detriment of the Company, or Employee enters into competition with Company in its line of business, then Employee shall only be entitled to his accrued Base Salary due at the time of notification of termination and shall not be entitled to any Performance Bonus for the portion of the fiscal year currently employed. Employee shall remain entitled in such event to any Performance Bonus for such prior fiscal year for which he was employed that was earned pursuant to this Agreement but which has not been paid as of the date of termination pursuant to Section 3.3. Any future Performance Bonuses to be earned under this Agreement shall also be deemed to have been waived and forfeited.

     3.4  Termination Without Cause.  (a)  Without cause, Company may terminate
          -------------------------
this Agreement upon thirty (30) days' prior written notice to Employee. In such event, Employee shall be paid his regular Base Salary from the date of termination for a period of six (6) months and shall be entitled to a prorated Performance bonus for such portion of the fiscal year in which he was employed by the Company payable within thirty (30) days after receipt by the Company of its audited financial statements, but no other severance shall be paid to the Employee. Further, upon payment by the Employer to Employee of the six (6) months Base Salary and prorated Performance Bonus, Employee shall have no further rights and Employer no other liabilities or other obligations of any kind or nature under this Agreement except for accrued employee benefits to which Employee is already entitled.

     (b) The Employee may terminate this Agreement upon thirty (30) days written notice to the Company if at any time prior to the completion of a public offering of Employer's stock, Rosie Acquisition, L.C.'s ownership interest in Employer is terminated or Rosie Acquisition, L.C. is no longer the controlling shareholder of Employer. In such event, Employee shall be paid his regular Base Salary for two weeks from the date of termination, but shall not be entitled to any Performance bonus for such portion of the fiscal year in which he was employed prior to termination. Additionally the non-competition provision of
Section 4.2 and the non-solicitation provision of Section 4.3 shall be void and unenforceable against Employee.

     (c) Without cause, the Employee may terminate this Agreement upon thirty
(30) days written notice to the Company. In such event, Employee shall be paid his regular Base Salary for two weeks from the date of termination, but shall not be entitled to any Performance bonus for such portion of the fiscal year in which he was employed prior to termination.

                                   ARTICLE 4

                                   COVENANTS
                                   ---------

     4.1  Disclosure of Information.  Employee recognizes and acknowledges that
          -------------------------
he has and will have access to certain confidential information, proprietary data and trade secrets of the Employer, and of entities and individuals controlling, controlled by or under common control with Employer ("affiliates"), including but not limited to, contracts, patterns, devices, calculations, drawings, productions, plans, specifications, records, compilations of information, and other confidential information and data either compiled by employer or received from its customers or Employee and that such information is not generally available to the public and constitutes valuable, special and unique property of the Employer, provided, however, that the names of the Company's customers shall not be deemed confidential information pursuant to this Agreement. Employee shall not, during or after the term of this Agreement, undertake in any fashion, to take commercial or proprietary advantage of or profit from any of such confidential information, proprietary data and/or trade secretes, directly or indirectly, or disclose any of such information to any person or firm, corporation, association or other entity for any reason or purpose whatsoever, except to authorized representatives of the Employer and as otherwise may be proper in the course of performing his employment hereunder. Further, Employee shall maintain the confidentiality of all such information of the Employer, its affiliates or its customers for the sole use and benefit of the Employer. All files, records, documents, drawings, plans, specifications, contract, products, equipment or similar items relating to the business of the Employer and/or its affiliates, whether prepared by Employee or otherwise coming into his possession during the Employment Term or hereafter, shall remain the exclusive property of the Employer and/or the affiliates, as applicable, and shall not be removed from the premises of the

Employer and/or its affiliates without the prior written consent of the Employer and/or its affiliates, as applicable.

     Employee covenants and agrees to promptly return and deliver to the Employer all documents, drawings, information, or other material or property of any kind or character which in any way relate to the business of the Company or any of its affiliates or customers, whether or not asserted to be the exclusive property of the Company, and, further, Employee shall not attempt to retain copies or duplicates of any such property. In the event of a breach or a threatened breach by Employee, Employer and/or its affiliates, in addition to all other remedies made available hereby or as a matter of law or in equity, may seek an injunction restraining Employee from disclosing, in whole or in part, such confidential information. In addition to any other damages sustained by Employer, Employee shall pay to Employer all profits, payments, earnings compensation or other emoluments paid or accruing to Employee, directly or indirectly, by reason of Employee's disclosure of information as provided by this Article 4. Nothing herein shall be construed as prohibiting the Employer and/or its affiliates from pursuing any other remedies available to it or them for such breach or threatened breach, including the recovery of damages from Employee.


     4.2  Non-Competition.  During the Employment Term, and if this Agreement is
          ---------------
terminated in accordance with Section 3.3 or 3.4 and Employer has not breached it obligation hereunder, for a period of one year thereafter, except in the course of his employment hereunder, Employee shall not directly or indirectly, either for himself, or as an employer, employee, owner, manager, independent contractor, consultant, agent, principal, partner, co-venturer, shareholder, director, officer or in any other capacity, engage or have any indirect interest in any person that is engaged, or to the knowledge of Employee is planning to engage, in competition in any manner whatsoever with the business of Employer within the United States, including, without limitation, any person that manufactures, markets, imports, sells or distributes toys. If the Employment Term is terminated by Employer pursuant to Section 3.4(a) and Employer elects to enforce the provisions of this Section 4.2., Employer shall be obligated to pay Employee as additional consideration on or before the fifteenth (15th) day of each month during the one year period following termination of the Employment Term an amount equal to one-twelfth (1/12) of the annual salary set forth in
Section 2.1.  If the Employment Term is terminated by Employee pursuant to
Section 3.4(c) and Employer elects to enforce the provisions of this Section 4.2, Employer shall be obligated to pay Employee a one time payment of $50,000.00 as additional consideration within thirty (30) days of Employee's termination.

     4.3  Agreement Not to Solicit.  During the Employment Term, and if this
          ------------------------
Agreement is terminated in accordance with Sections 3.3 and 3.4 for a period of one (1) year thereafter, Employee will not, either directly or indirectly, on his own or in the service of other:

     (a) knowingly call upon, solicit, divert or attempt to solicit or divert any of the business contacts of Employer except on behalf of a business which is not competitive with Employer or in the same or a similar business as Employer;

     (b) knowingly employ any employee of Employer or solicit, divert, recruit or induce any employee of Employer to leave the employ of Employer, whether or not such employment is at will; and/or

     (c) knowingly induce or advise any service provider or representative of Employer to terminate or materially alter its relationship with Employer.

                                   ARTICLE 5

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     5.1  Notices.  Any notice required or permitted to be given under this
          -------
Agreement shall be in writing and shall be deemed to have been given when hand delivered or when deposited in the mails, by registered or certified first class mail, postage prepaid, return receipt required addressed, at the respective addresses first written above, or at such other address as either party shall designate by written notice to the other given in accordance with the foregoing. Any notice so given shall be deemed to have been given as of the date mailed.

     5.2  Successors Bounds, Survival of Covenants.  The rights and obligations
          ----------------------------------------
of the parties hereunder shall inure to the benefit of and shall be binding upon the successors of each respective party. The representations, warranties, covenants, and agreements of the parties, as well as any rights and benefits of the parties, shall survive the execution hereof and following the employment Term to the extent so provided herein.

     5.3  Governing Law.  The laws of the State of Texas applicable to contracts
          -------------
to be performed within such state shall govern all questions related to the execution, construction, validity, interpretation and performance of this Agreement and to all other issues or claims arising hereunder.

     5.4  Arbitration.  All disputes, controversies or differences which may
          -----------
arise between the parties out of or in relation to or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration in accordance with the Rules of the American Arbitration Association, the said arbitration to be convened and to take place in Houston, Texas and such arbitration shall be absolute and binding upon the parties.

     5.5  Waiver.  Failure to insist upon strict compliance with any provisions
          ------
hereof shall not be deemed to a waiver of such provisions or any other provision hereof.

     5.6  Amendment.  This Agreement may not be modified except by mutual
          ---------
agreement in writing duly executed by the parties hereto and approved by the Board of Directors of the Company.

     5.7  Severability and Invalid Provisions.  If any provision of this
          -----------------------------------
Agreement (including, without limitation, any provision relating to the activities covered by, time period of, or geographical area of the covenants contained in Article 4 of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be effected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and legal, valid, and enforceable and that shall not be more restrictive than the one severed herefrom.

     5.8  Assignment.  The Employee may not assign his rights or obligations
          ----------
hereunder. The rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer.

     5.9  Attorneys' Fees.  In any claim or cause of action pursued hereunder,
          ---------------
each party shall pay its own attorney's fees and legal costs.

     5.10 Time Is Of The Essence.  All parties agree that time is of the essence
          ----------------------
in the performance of their respective obligations hereunder.

     Executed as of the Effective Date stated above. Employee by his execution below has read all terms and conditions of this Agreement and has had ample opportunity to ask questions regarding this Agreement and seek legal and tax advice concerning the effects to Employee.

                              EMPLOYEE:

                              /s/ RICHARD R. NEITZ
                              ---------------------------------
                              Name:  Richard R. Neitz

                              EMPLOYER:

                              DIVERSIFIED SPECIALISTS, INC.,
                              a Texas corporation



                              By: /s/ M.D. DAVIS
                                 -------------------------------
                              Name:   M.D. Davis
                                   -----------------------------
                              Title:  CEO
                                    ----------------------------